UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 15, 2015

Malvern Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-54835	45-5307782
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

42 E. Lancaster Avenue, Paoli, Pennsylvania		19301
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(610) 644-9400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)           Not applicable.

(b)           Not applicable.

(c)           Not applicable.

(d)           Not applicable.

(e)           On May 15, 2015, Malvern Bancorp, Inc. (the “Company”) and its wholly owned subsidiary, Malvern Federal Savings Bank (the “Bank”), entered into an employment agreement with Anthony C. Weagley, Chief Executive Officer and President of the Company and the Bank.

The employment agreement with Mr. Weagley has a one-year term, provided, however, that unless any party gives notice to the contrary (a “Non-Renewal Notice”), the employment agreement will be renewed on an annual basis for an additional year. The employment agreement provides for an initial base salary of $300,000 per year, subject to increase. In addition, the employment agreement provides for the payment of an annual bonus to Mr. Weagley at a target level of 20% of his annual base salary, or a greater amount if determined by the Compensation Committee, upon meeting agreed-upon performance goals. With respect to the period from October 1, 2014 through March 31, 2015, Mr. Weagley is eligible to receive a bonus of up to $30,000, based on the achievement of Bank and personal performance goals, as determined by the board of directors. The employment agreement also provides that Mr. Weagley will receive a special bonus of $50,000 in the event that the Bank is not subject to a formal agreement with any bank regulatory agency as of December 31, 2015. Under the terms of the employment agreement, Mr. Weagley also is entitled to participate in the employee benefit plans maintained by the Company and the Bank, to a car allowance and to reimbursement of customary and usual business expenses including hotel/short-term lodging in the Malvern, Pennsylvania area.

The employment agreement with Mr. Weagley is terminable with or without cause by the Company or the Bank.  In the event that Mr. Weagley’s employment is involuntarily terminated by the Company or the Bank without cause, as defined, and other than for death or disability, or if the Company or the Bank terminate the employment agreement pursuant to a Non-Renewal Notice, or if Mr. Weagley voluntarily terminates his employment for good reason, as defined, then Mr. Weagley will be entitled to receive a lump sum cash payment equal to one year of his annual base salary. The employment agreement with Mr. Weagley provides that in the event any of the payments to be made thereunder or otherwise upon termination of employment are deemed to constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code (the “Code”), payments and benefits received thereunder shall be reduced by the amount necessary to result in no portion of the payments resulting in the imposition of an excise tax being imposed under Section 4999 of the Code. The employment agreement also includes certain non-compete provisions as well as a provision that any bonuses and incentive based compensation is subject to recovery by the Company or the Bank in the event that such bonuses or incentive compensation were based on materially inaccurate financial statements or other materially inaccurate performance metric criteria.

2

The foregoing description is qualified in its entirety by reference to the employment agreement with Mr. Weagley, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

(f)           Not applicable.

Item 9.01              Financial Statements and Exhibits

(a)           Not applicable.

(b)           Not applicable.

(c)           Not applicable.

(d)           Exhibits

The following exhibits are included herewith.

Number	Description
10.1	Employment Agreement between Malvern Bancorp, Inc., Malvern Federal Savings Bank and Anthony C. Weagley

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MALVERN BANCORP, INC.

Date: May 19, 2015	By:	/s/ Anthony C. Weagley
Anthony C. Weagley
Chief Executive Officer and President

4

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Employment Agreement between Malvern Bancorp, Inc., Malvern Federal Savings Bank and Anthony C. Weagley